UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 14, 2016

WESTERN GAS EQUITY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35753	46-0967367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices) (Zip Code)
(832) 636-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

As reported by Western Gas Equity Partners, LP (the “Partnership”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2016 (the “Signing Current Report”), the Partnership’s consolidated subsidiary, Western Gas Partners, LP (“WES”), the general partner of which, Western Gas Holdings, LLC (“WES GP”), is wholly owned by the Partnership, entered into a Convertible Preferred Unit Purchase Agreement (the “Preferred Unit Purchase Agreement”) on February 24, 2016, with certain affiliates of First Reserve Advisors, L.L.C. and Kayne Anderson Capital Advisors, L.P. (collectively, the “Purchasers”) to issue and sell in a private placement (the “Private Placement”) an aggregate of 14,030,611 Series A Convertible Preferred Units representing limited partner interests in WES (the “Preferred Units”) for a cash purchase price of $32.00 per Preferred Unit, resulting in net proceeds of approximately $440,000,000. Pursuant to the terms of the Preferred Unit Purchase Agreement, WES issued and sold the Preferred Units to the Purchasers on March 14, 2016. The Purchasers have an option, exercisable on or before March 25, 2016, to purchase up to an additional 7,892,220 Preferred Units.

Board Observation Agreement

On March 14, 2016, in connection with the closing of the Private Placement, the Partnership, its general partner, WES GP and the Partnership entered into a Board Observation Agreement (the “Board Observation Agreement”) with the Purchasers. Pursuant to the Board Observation Agreement, if WES fails to pay in full four quarterly distributions on the Preferred Units (where two of such non-payments occur consecutively), the holders of Preferred Units will have a right to appoint a person to act as an observer with respect to the Board of Directors of WES GP (the “WES GP Board of Directors”) until such time as all accrued and unpaid distributions on the Preferred Units are paid in full. The observer will not have any right to vote on matters presented to the WES GP Board of Directors.

The foregoing description of the Board Observation Agreement does not purport to be complete and is qualified in its entirety by reference to the Board Observation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”), and is incorporated herein by reference.

WES Partnership Agreement Amendments

On March 14, 2016, in connection with the Private Placement, WES GP amended and restated the First Amended and Restated Agreement of Limited Partnership of WES by executing the Second Amended and Restated Agreement of Limited Partnership of WES (the “WES Second Amended and Restated Partnership Agreement”). Set forth below is a summary description of the amendments that were implemented by the WES Second Amended and Restated Partnership Agreement:

•	the rights, preferences, privileges and other terms relating to the Preferred Units were set forth therein (see primarily Section 5.13 of the WES Second Amended and Restated Partnership Agreement);

•
the text of all twelve amendments executed since the date of the First Amended and Restated Agreement of Limited Partnership of WES were incorporated into the WES Second Amended and Restated Partnership Agreement so that all such amendments, together with the changes described herein, would be reflected in a single document; and

•
numerous provisions and portions of text that related to certain classes of units that are no longer applicable were deleted given that all of those certain classes of units have previously converted into WES Common Units and such provisions have no ongoing relevance.

A summary of the rights, preferences and privileges of the Preferred Units and other material terms and conditions of the WES Second Amended and Restated Partnership Agreement is set forth in the Signing Current Report, and is incorporated into this report by reference.

On March 14, 2016 and in connection with the consummation of the transactions contemplated by the Contribution Agreement (as defined in Item 2.01 below), WES GP entered into Amendment No. 1 to the WES Second Amended and Restated Partnership Agreement (the “Amendment”). The Amendment permits WES to make a special one-time cash distribution to APC Midstream Holdings, LLC (without a corresponding distribution to WES GP or the limited partners of WES) in an amount equal to the Cash Consideration (as defined in Item 2.01 below).

The foregoing descriptions of the WES Second Amended and Restated Partnership Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the Second Amended and Restated Partnership Agreement and the Amendment, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report, and each of which are incorporated herein by reference.

Partnership’s Secured Credit Facility

On March 14, 2016, the Partnership entered into a new $250 million senior secured revolving credit facility (the “WGP Facility”) with Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), PNC Bank, National Association, as syndication agent, Toronto Dominion (Texas), LLC, as documentation agent, and a syndicate of lenders, which will mature on March 14, 2019. The WGP Facility may be used to buy Common Units (as defined in the WES Second Amended and Restated Partnership Agreement) of WES and for general corporate purposes. The WGP Facility contains an accordion feature whereby the Partnership can increase the commitments under the credit facility up to an aggregate of $500 million, subject to receiving increased or new commitments from lenders and the satisfaction of certain other conditions precedent. The WGP Facility contains certain customary affirmative and negative covenants, including the maintenance of a consolidated leverage ratio of not more than 3.50 to 1.00 and limitations on the ability of the Partnership and WES GP to, among other things, (a) materially alter the character of their business on a consolidated basis from the midstream energy business, (b) create, assume or suffer to exist liens on their assets, (c) enter into transactions with affiliates, (d) make distributions upon the occurrence of certain events of default, (e) create, incur or assume indebtedness, (f) make dispositions of their assets, (g) enter into sale and leasebacks and (h) consolidate with or merge into any other entity or convey, transfer or lease their properties and assets substantially as an entirety to any person or entity.

On March 14, 2016, the Partnership made initial borrowings under the WGP Facility of $28 million to fund the purchase of 835,841 Common Units of WES and to pay fees and expenses associated with entering into the WPG Facility. Pursuant to a collateral agreement (“Collateral Agreement”) with the Administrative Agent, the Partnership’s obligations under the WGP Facility are secured by a first priority lien on all of the Partnership’s assets, including all present and after acquired equity interests owned by the Partnership in WES GP and WES. Borrowings under the WGP Facility bear interest, at the Partnership’s option, at either (a) a base rate, which will be a rate equal to the greatest of (i) the prime rate, (ii) the U.S. federal funds rate plus 0.5% and (iii) a one-month reserve adjusted Eurodollar rate plus1.00% or (b) a reserve adjusted Eurodollar rate (provided that the reserve adjusted Eurodollar rate has a floor of 0%), plus, in each case, an applicable margin. For loans bearing interest based on the base rate, the applicable margin ranges from 1.00% to 1.75%, and for loans bearing interest based on the reserve adjusted Eurodollar rate, the applicable margin ranges from 2.00% to 2.75%, in each case depending upon the Partnership’s consolidated leverage ratio. The unused portion of the revolving credit facility is subject to a commitment fee ranging from 0.30% to 0.50% per annum on the daily unused amount of the revolving credit commitment depending upon the Partnership’s consolidated leverage ratio.

The foregoing descriptions of the WGP Facility and the Collateral Agreement do not purport to be complete and are qualified in their entirety by reference to the WGP Facility and the Collateral Agreement, copies of which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report, and each of which are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 14, 2016, WES consummated the transactions contemplated by the Contribution Agreement (the “Contribution Agreement”), dated February 24, 2016, among WES, APC Midstream Holdings, LLC, WGR Asset Holding Company LLC, Western Gas Operating, LLC and WGR Operating, LP, and for certain limited purposes, Anadarko Petroleum Corporation (“Anadarko”). All of the parties are subsidiaries or affiliates of Anadarko. Pursuant to the Contribution Agreement, WES acquired a 100% interest in Springfield Pipeline LLC, which owns a 50.1% interest in a gathering system consisting of 548 miles of gas gathering lines (with a capacity of 795 MMcf/d) and 241 miles of oil gathering lines (with a capacity of 130 MBbls/d) which gathers Eagleford shale production in Dimmit, La Salle, Maverick and Webb counties in South Texas. The consideration consisted of $712.5 million in cash (the “Cash Consideration”) and 1,253,761 WES Common Units. WES funded the cash consideration through (i) $440 million in proceeds from the Private Placement, (ii) $25 million in proceeds from the sale of 835,841 WES Common Units to the Partnership, and (iii) $247.5 million in borrowings under WES’s revolving credit facility. The terms of the Contribution Agreement were unanimously approved by the WES GP Board of Directors and by the WES GP Board of Directors’ special committee. The special committee, a committee comprised of the independent members of the WES GP Board of Directors, retained independent legal and financial advisors to assist it in evaluating and negotiating the Contribution Agreement and related transactions.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above with respect to the borrowings under the WGP Facility and the information set forth under Item 2.01 above with respect to the borrowings under the WES revolving credit facility are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
The Partnership will file any financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.
The Partnership will file any financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(d)	Exhibits.

3.1
Second Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated as of March 14, 2016 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Western Gas Partners, LP on March 16, 2016, File No. 001-34046).

3.2
Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated as of March 14, 2016 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by Western Gas Partners, LP on March 16, 2016, File No. 001-34046).

10.1
Board Observation Agreement, dated as of March 14, 2016, by and between Western Gas Partners, LP and the Purchasers party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Western Gas Partners, LP on March 16, 2016, File No. 001-34046).

	10.2	Secured Revolving Credit Agreement, dated as of March 14, 2016, among Western Gas Equity Partners, LP, Wells Fargo Bank National Association, as the administrative agent and the lenders party thereto.

	10.3	Collateral Agreement, dated as of March 14, 2016, among Western Gas Equity Partners, LP and Wells Fargo Bank National Association, as the administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS EQUITY PARTNERS, LP

	By:	Western Gas Equity Holdings, LLC, its general partner

Dated: March 16, 2016	By:	/s/ Philip H. Peacock
Philip H. Peacock Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1
Second Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated as of March 14, 2016 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Western Gas Partners, LP on March 16, 2016, File No. 001-34046).

3.2
Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated as of March 14, 2016 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by Western Gas Partners, LP on March 16, 2016, File No. 001-34046).

10.1
Board Observation Agreement, dated as of March 14, 2016, by and between Western Gas Partners, LP and the Purchasers party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Western Gas Partners, LP on March 16, 2016, File No. 001-34046).

10.2	Secured Revolving Credit Agreement, dated as of March 14, 2016, among Western Gas Equity Partners, LP, Wells Fargo Bank National Association, as the administrative agent and the lenders party thereto.

10.3	Collateral Agreement, dated as of March 14, 2016, among Western Gas Equity Partners, LP and Wells Fargo Bank National Association, as the administrative agent.